Exhibit 99.1

ORION target businessES

COMBINED CARVE-OUT Financial Statements

(a carve-out of orion healthcorp, inc.)

(with independent auditor’s report THEREON)

December 31, 2017 AND 2016

Montgomery Coscia Greilich LLP

972.748.0300 p

972.748.0700 f

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of

Orion Target Businesses, a carve-out of Orion Healthcorp, Inc.:

Opinion on the Combined Carve-out Financial Statements

We have audited the accompanying combined balance sheets of the Orion Target Businesses, a carve-out of Orion Healthcorp, Inc., (collectively, the “Company”) as of December 31, 2017 and 2016, and the related combined statements of operations and changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined carve-out financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined carve-out financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined carve-out financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements. We believe that our audits provide a reasonable basis for our opinion.

Uncertainty Regarding Going Concern

The accompanying combined carve-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined carve-out financial statements, there were doubts about the Company’s ability to continue as a going concern as a result of the bankruptcy of Orion Healthcare, Inc.; however, with the July 2, 2018 acquisition of the carved-out entities that make up the Company (See Note 16), the doubts about the Company’s ability to continue as a going concern were alleviated. Our opinion is not modified with respect to this matter.

/s/ Montgomery Coscia Greilich LLP

We have served as the Company’s auditor since 2018.

Plano, Texas

September 7, 2018

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$11,231,558	$1,100,207
Accounts receivable - net of allowance for doubtful accounts of $737,000 and $905,000 at December 31, 2017 and December 31, 2016, respectively	5,796,440	6,577,372
Inventory	340,132	300,809
Prepaid expenses and other current assets	439,455	469,248
Total current assets	17,807,585	8,447,636
Property and equipment - net	163,499	393,269
Intangible assets - net	7,232,515	11,578,293
Goodwill	-	14,106,491
Other assets	247,513	267,239
TOTAL ASSETS	$25,451,112	$34,792,928
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,339,427	$3,826,702
Accrued compensation	872,878	938,289
Accrued expenses	1,399,693	1,261,182
Payable to Internal Revenue Service	10,435,097	-
Accrued liability to related parties	192,675	871,251
Note payable	24,457	208,598
Contingent consideration (current portion)	-	468,000
Total current liabilities	17,264,227	7,574,022
Deferred rent	382,834	372,403
Contingent consideration	-	468,000
Total liabilities	17,647,061	8,414,425
COMMITMENTS AND CONTINGENCIES (Note 13)
MEMBERS’ EQUITY	7,804,051	26,378,503
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$25,451,112	$34,792,928

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
NET REVENUE	$42,461,606	$44,489,431
OPERATING EXPENSES:
Direct operating costs	32,096,323	28,861,701
Selling and marketing	648,356	656,086
General and administrative	17,625,796	20,567,115
Revaluation of contingent consideration	(936,000)	-
Depreciation and amortization	4,619,729	4,514,545
Goodwill impairment	14,106,491	3,225,050
Total operating expenses	68,160,695	57,824,497
OPERATING LOSS	(25,699,089)	(13,335,066)
OTHER:
Adjustment of net intercompany balances (Note 10)	7,205,506	8,038,969
Interest expense	(46,849)	(31,774)
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(18,540,432)	(5,327,871)
Income tax provision (benefit)	34,020	(794,663)
NET LOSS	$(18,574,452)	$(4,533,208)
Members’ equity - beginning of year	26,378,503	30,911,711
Members’ equity - end of year	$7,804,051	$26,378,503

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(18,574,452)	$(4,533,208)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,619,729	4,514,545
Goodwill impairment	14,106,491	3,225,050
Contingent consideration earn-out	-	(100,000)
Deferred rent	10,431	14,390
Provision for doubtful accounts	713,816	1,683,858
(Benefit) provision for deferred income taxes	-	(816,068)
Revaluation of contingent consideration	(936,000)	-
Changes in operating assets and liabilities:
Accounts receivable	67,116	(1,078,063)
Other assets	10,199	(130,697)
Payable to Internal Revenue Service	10,435,097	-
Accounts payable and other liabilities	(92,753)	1,430,703
Net cash provided by operating activities	10,359,674	4,210,510
INVESTING ACTIVITIES:
Capital expenditures	(44,182)	(43,163)
Cash paid for acquisition	-	(3,744,000)
Net cash used in investing activities	(44,182)	(3,787,163)
FINANCING ACTIVITIES:
Repayments of debt obligations	(184,141)	(201,452)
Net cash used in financing activities	(184,141)	(201,452)
NET INCREASE IN CASH	10,131,351	221,895
CASH - Beginning of the period	1,100,207	878,312
CASH - End of the period	$11,231,558	$1,100,207
SUPPLEMENTAL NONCASH INVESTING ACTIVITIES
Contingent consideration earn-out paid in Constellation common stock	$-	$100,000
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$-	$7,532

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.	Organization and Business

Orion Healthcorp, Inc. and its subsidiaries (“Orion”) filed for bankruptcy on March 16, 2018 in the United States Bankruptcy Court for the Eastern District of New York (the “Court”). The filing was made under Chapter 11 of the Bankruptcy Code. Orion was a wholly owned subsidiary of Constellation Healthcare Technologies, Inc. (“Constellation”).

In May 2018, Medical Transcription Billing, Corp. (“MTBC”), a Delaware corporation, entered into an Asset Purchase Agreement (“APA”) as the stalking horse bid with Orion and certain of its affiliates to acquire the revenue cycle, practice management and group purchasing assets of Orion (the “Orion Target Businesses”). The Court approved the sale in an order dated June 29, 2018. This transaction closed on July 2, 2018 and pursuant to the APA and subject to the conditions set forth therein, MTBC paid $12.6 million in cash and assumed certain liabilities.

The Combined Carve-out Financial Statements (a carve-out of Orion Healthcorp, Inc.) consist of Orion Healthcorp, Inc. and many of the former Orion subsidiaries: Medical Billing Services, Inc. (“MBS”), Rand Medical Billing, Inc. (“RAND”), RMI Physician Services Corporation (“RMI”), Western Skies Practice Management, Inc. (“WSP”), Physicians Practice Plus LLC (“PPP”), Northeast Medical Solutions, LLC (“NEMS”), NEMS West Virginia, LLC (“NEMS WV”), Integrated Physician Solutions, Inc. (“IPS”), Allegiance Consulting Associates, LLC (“ACA), and Allegiance Billing & Consulting, LLC (“ABC”) (collectively referred to as the “Company”). The Combined Carve-out Financial Statements present the historical financial position, results of operations, changes in members’ equity and cash flows on a carve-out basis that corresponds with the assets being acquired as part of the APA. The Combined Carve-out Financial Statements have been derived from the accounting records of Orion on a carve-out basis.

The Company is a healthcare services organization providing outsourced business services to physicians. The carve-out entities have three types of services – revenue cycle management, practice management and group purchasing.

Revenue Cycle Management (“RCM”) Services

RCM services offer medical billing and related services to hospital-based and office-based physicians in specialties such as pathology, anesthesiology, radiology, cardiology, family practice, internal medicine, orthopedics, neurology and emergency medicine. The RCM revenue was approximately $28.4 million and $30.8 million respectively for the years ended December 31, 2017 and 2016.

Practice Management (“PM”) Services

IPS, the PM services business, is a provider of business and practice management services to support the needs of primary care and subspecialty pediatric practices. Through this service, IPS provides medical billing, bookkeeping, human resource management, vaccine supply, accounts receivable management, quality assurance services, physician credentialing, fee schedule review, training and continuing education, and billing and reimbursement analysis. The physicians, who are all employed by separate corporations, provide all clinical and patient care related services.

There is a forty-year management service agreement (“MSA”) between IPS and each of three medical groups who are clients, whereby a management fee is paid to IPS, which employs all the non-physician staff, including nurses and other practice personnel. IPS manages the day-to-day business operations of each medical group for a fixed fee or percentage of the net operating income of the medical group. IPS recognizes revenue net of fees paid to the medical groups as a fixed fee or a percentage payment of the net operating income each month, which is recorded as a reduction in revenue in the Combined Statement of Operations and Changes in Members’ Equity.

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The total billings of the practices are recorded net of Physicians compensation paid to the medical groups, based on the estimated reimbursement by the insurance providers. Amounts payable to the physicians at December 31, 2017 and 2016 was $551,000 and $587,000, respectively and is included in accounts payable in the Combined Balance Sheets. Revenue from the PM services was approximately $12.9 million and $12.5 million, respectively for the years ended December 31, 2017 and 2016.

Group Purchasing Organization (“GPO”)

The GPO, which is part of IPS, enables eligible physicians to participate in discounts for vaccines including flu shots and childhood vaccinations offered by certain pharmaceutical companies. In exchange for this service, IPS receives an administrative fee from the pharmaceutical companies. Such revenue was approximately $1.2 million for both the years ended December 31, 2017 and 2016.

2.	LIQUIDITY AND Going Concern

FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the Combined Carve-out Financial Statements are issued.

Orion and its subsidiaries filed for bankruptcy on March 16, 2018. As of that date, the Orion Healthcorp Inc. was no longer able to continue as a going concern. The Combined Carve-out Financial Statements do not include any adjustments to account for Orion’s inability to continue as a going concern. As a result of Orion’s bankruptcy filing, the Company’s goodwill as of December 31, 2017 was determined to be totally impaired as of that date and was completely written off and because of the APA effective July 1, 2018, the doubts about the Company’s ability to continue as a going concern were alleviated.

3.	Significant Accounting Policies

Principles of Combination — The accompanying Combined Carve-out Financial Statements (a carve-out of Orion Healthcorp, Inc.), have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Orion Target Businesses. All intercompany accounts and transactions of the Orion Target Businesses have been eliminated in consolidation.

These Combined Carve-out Financial Statements have been prepared solely to demonstrate the historical results of operations, financial position and cash flows related to the Orion Target Businesses, which includes Orion and those of its wholly owned subsidiaries that are included in the APA, for the indicated periods.

The Company has historically operated as part of their parent company, Constellation, and not as a standalone company. None of the assets or liabilities of the parent have been assigned to the Company in the Combined Carve-out Financial Statements. Due to the bankruptcy in March of 2018, the net transfers to Constellation have been written-off and are included in the adjustment of intercompany balances on the Combined Statement of Operations and Changes in Members’ Equity.

The Combined Carve-out Financial Statements include the assets, liabilities, revenue and expenses that are specifically identifiable to the Orion Target Businesses. The Combined Carve-out Financial Statements reflect allocations of direct and indirect expenses related to certain overhead functions that are provided on a centralized basis at the corporate level. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with others allocated based on revenue.

Management believes the assumptions underlying the Combined Carve-out Financial Statements, including the assumptions regarding the allocation of expenses, are reasonable. Nevertheless, the Combined Carve-out Financial Statements may not include all of the actual expenses that would have been incurred by the Orion Target Businesses and may not reflect the Orion Target Businesses’ financial position, results of operations and cash flows that would have been reported if the Orion Target Businesses had been a stand-alone entity during the years presented.

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Segment Reporting — The Company views its operations as comprising one operating segment. The Chief Operating Decision Maker, which was the Company’s Chief Executive Officer, monitored and reviewed financial information at a combined level for assessing operating results and the allocation of resources.

Use of Estimates — The preparation of the Combined Carve-out Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Combined Carve-out Financial Statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of property and equipment; (3) allowance for doubtful accounts; (4) amortization lives of intangible assets; and (5) fair value of identifiable purchased tangible and intangible assets. Actual results could significantly differ from those estimates.

Revenue Recognition — The Company recognizes revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured and the amount of fees to be paid by the customer is fixed or determinable.

The RCM service’s principal source of revenues is fees charged to clients based on a percentage of net collections of the client’s accounts receivable. The Company recognizes revenue and bills clients when clients receive payment on those accounts receivable. The RCM business units typically receive payment from the client within 30-60 days of billing. The fees vary depending on specialty, size of practice, payer mix, and complexity of the billing. In addition to collecting fee revenue, the RCM service also earns fees from the various ancillary consulting services that they provide, including medical practice management services, managed care contracting, coding and reimbursement services and transcription services.

The Company bills its RCM customers on a monthly basis, in arrears. Fees charged to customers for the services provided are typically based on a percentage of net collections on the clients’ accounts receivable. The Company does not recognize revenue for service fees until the Company has received notification that a claim has been accepted and the amount which the physician will collect is determined, as the fees are not fixed and determinable until such time.

IPS recognizes revenue at the time the services are provided to patients. Net revenue recorded in the Combined Statement of Operations and Changes in Members’ Equity represents gross billing after deducting credits, refunds and payments to the medical groups. IPS assumes all financial risk for the performance of the medical practices it manages. The physicians are employees of three captive professional corporations, bound by non-compete agreements provided in the management service agreements. Net patient service revenue is impacted by billing rates, changes in current procedural terminology code reimbursement, and collection trends. IPS reviews billing rates at each of its medical groups, on at least an annual basis, and adjusts those rates based on each insurer’s current reimbursement practices.

IPS estimates the amount of these contractual allowances and records a valuation reserve against accounts receivable based on historical collection percentages for each of the medical groups, which include various payer categories. When payments are received, the contractual adjustment is written off against the established valuation reserve for contractual allowances. The historical collection percentages are adjusted quarterly based on actual payments received, with any differences charged against net revenue for the quarter. IPS is not aware of any material claims, disputes or unsettled matters with third party payers and there have been no material settlements with third party payers for the years ended December 31, 2017 and December 31, 2016, respectively.

The Company also receives administration fees tiered by volume of vaccines consumed by all participating physicians from pharmaceutical companies where participating doctors order and administer vaccines. Revenue is recorded on an accrual basis based upon the estimated volume of sales.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

Direct Operating Costs – Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred. The reported amounts of direct operating costs include allocated amounts for rent and overhead costs. Depreciation and amortization have not been allocated and are presented separately in the Combined Statement of Operations and Changes in Members’ Equity.

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Selling and Marketing Expenses – Selling and marketing expenses consist primarily of compensation and benefits, travel and advertising expenses and are expensed as incurred.

Advertising Costs – The Company expenses advertising costs as incurred. The Company incurred approximately $623,000 and $219,000 of advertising costs for the years ended December 31, 2017 and 2016, respectively, which are included in selling and marketing expenses in the Combined Statement of Operations and Changes in Members’ Equity.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable — Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the Combined Balance Sheets net of an allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

IPS’ medical groups grant credit without collateral to their patients, most of which are insured under third-party payer arrangements. IPS records a valuation allowance against its accounts receivables to report the estimated amount to be received from third party payers. This valuation allowance is netted against the accounts receivable balance for financial reporting purposes. Establishing a valuation allowance is subjective in nature. IPS uses historical collection percentages to determine the estimated valuation allowance, and adjusts the percentage on a quarterly basis.

The changes in the allowance for doubtful accounts for the RCM business for the years ended December 31, 2017 and 2016 were as follows:

	December 31, 2017	December 31, 2016
Beginning balance	$905,337	$1,474,170
Provision	713,816	1,683,858
Write-offs	(881,746)	(2,252,691)
Ending balance	$737,407	$905,337

The Company typically does not charge late fees or interest on past due accounts.

Intercompany transactions — The carve out entities had significant transactions amongst themselves and with other Constellation entities. Due to the bankruptcy, neither the intercompany receivable nor payable amounts will be settled with the other entities. Accordingly, such balances were charged/credited to operations in the period the transaction occurred.

Inventory — Inventory consists of vaccines, which are stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out method.

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the Combined Statement of Operations and Changes in Members’ Equity.

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The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	5-7 years
Computer equipment	2-5 years
Office equipment	5-7 years
Leasehold improvements	Remaining life of lease

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Intangible Assets — Intangible assets include customer contracts and relationships, covenants not-to-compete acquired in connection with acquisitions, management contracts, trademarks, and software purchase and development costs. The Intangible assets are considered to have a definite life and are amortized on a straight-line basis over the estimated economic lives, which are reviewed annually. Management determined that the intangible assets were not impaired as a result of the sale of carve-out entities and accordingly, no impairment adjustment was recorded.

Evaluation of Long-Lived Assets — The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

There was no impairment of property and equipment and intangible assets during the years ended December 31, 2017 and 2016.

Goodwill — Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. The Company tests goodwill for impairment annually as of December 31st, referred to as the annual test date. The Company will also test for impairment between annual test dates if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is performed at the reporting-unit level. The Company has determined that its business consists of a single reporting unit.

The first step of the goodwill impairment test is a comparison of the fair value of a reporting unit with its carrying amount, including goodwill. The estimate of the fair value of the reporting unit is based upon information available regarding prices of similar groups of assets, or other valuation techniques including present value techniques based upon estimates of future cash flows. If the fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is not considered impaired and the second step is unnecessary. If the carrying value of the reporting unit exceeds its fair value, a second step is performed to measure the amount of impairment by comparing the carrying amount of the goodwill to the implied fair value of the goodwill. If the carrying amount of the goodwill is greater than the implied value, an impairment loss is recognized for the difference. The fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit, including any unrecognized intangible assets. Any excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities represents the implied fair value of goodwill.

Due to the operating losses incurred, the loss of customers during 2016 and 2017 and the bankruptcy filing in March 2018, the Company determined that its goodwill was impaired and recorded impairment adjustments for the years ended December 31, 2017 and 2016. Impairment adjustments amounting to approximately $14.1 million and $3.2 million were recorded for the years ended December 31, 2017 and 2016 respectively, and are included in goodwill impairment in the Combined Statement of Operations and Changes in Members’ Equity.

Business Combinations — The Company accounts for business combinations under the provisions of ASC 805, Business Combinations, which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date with subsequent changes in the fair value recorded through earnings.

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Deferred Rent — Deferred rent consists of rent escalation payment terms related to the Company’s operating leases for its facilities. Deferred rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including any construction period. The excess of the difference between actual operating lease payments due and straight-line rent expense is recorded as a deferred credit in the early periods of the lease when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the Combined Carve-out Financial Statements. Deferred tax assets and liabilities are included in the Combined Carve-out Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the current period’s provision for income taxes. A valuation allowance is provided for deferred tax assets if it is more likely than not that the asset will not be realizable. Due to recurring losses, a full valuation allowance was recorded at December 31, 2017 and 2016.

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken (or expected to be taken) in a tax return before the uncertain tax positions are finally resolved with the taxing authority. If the Company considers that a tax position is “more-likely-than-not” to be sustained upon an audit by the taxing authority, based solely on the technical merits of the tax position, it recognizes the tax benefit. The Company measures the tax benefit by determining the largest amount that is greater than 50% likely of being realized upon settlement, presuming that the tax position is examined by the appropriate taxing authority that has full knowledge of all relevant information. The Company recognizes estimated future interest and penalties related to unrecognized tax positions, if any, as income tax expense in the Combined Statement of Operations and Changes in Members’ Equity.

The Company records uncertain tax positions on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority. At December 31, 2017 and 2016, the Company did not have any uncertain tax positions that required recognition. Interest and penalties related to uncertain tax positions are recognized in income tax expense. For the years ended December 31, 2017 and 2016, the Company did not recognize any penalties or interest related to unrecognized tax benefits in its Combined Carve-out Financial Statements.

4.	ACQUISITION

In September 2016, the Company acquired the membership interests in ACA and ABC (together “Allegiance”). Allegiance was acquired for a total consideration of approximately $4.7 million, which includes approximately $936,000 of additional contingent consideration which was held back, to be paid over two years based on attainment of specific criteria, including revenue and EBITDA. There was also the opportunity for additional consideration after three years, based upon additional criteria.

In connection with the acquisition, the Company incurred certain transaction costs of approximately $3.3 million that were included in general and administrative expenses in the Combined Statement of Operations and Changes in Members’ Equity as of December 31, 2016. These transaction costs did not impact the purchase price allocation in September 2016.

Purchase Price Allocation:

The excess of the total purchase price over the fair value of assets acquired of $1,333,210 was recorded as goodwill. The goodwill arising from this acquisition consists largely of the commercial potential of Allegiance and the value of the assembled workforce.

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The tables below present the allocation of the purchase price to the assets acquired in the acquisition.

Purchase Price Allocation

Intangible assets	$3,346,790
Goodwill	1,333,210
Total purchase consideration	$4,680,000

Identifiable Intangible Assets

Trade name	$205,772
Customer relationships	3,103,634
Non-compete agreements	37,384
Total identifiable intangible assets	$3,346,790

Contingent consideration of approximately $936,000 was recorded at December 31, 2016. Based on the review of the actual financial results of Allegiance, management determined that no contingent consideration was due to the sellers at December 31, 2017. Accordingly, the contingent consideration recorded at December 31, 2016 was fully reversed at December 31, 2017. Additional contingent consideration based on minimum revenue and EBITDA generated for the three years following the acquisition is specified in the purchase agreements; however, in the opinion of management, it is unlikely that all the criteria will be met. Accordingly, no additional contingent consideration is expected to be due.

The amount allocated to goodwill was determined by the excess of the purchase consideration over the intangible assets acquired. Based on management’s estimates and an independent third party valuation, the trade name, non-compete agreement and customer relationships were valued as definite life identifiable intangible assets purchased at acquisition and are being amortized over 5 years.

Allegiance was acquired to expand into the hospital revenue cycle management business.

5.	GOODWILL AND Intangible Assets – NET

Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. The following is the summary of the changes to the carrying amount of goodwill for the years ended December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Beginning balance	$14,106,491	$15,998,331
Acquisition	-	1,333,210
Impairment	(14,106,491)	(3,225,050)
Ending balance	$-	$14,106,491

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Intangible assets as of December 31, 2017 and 2016 consisted of the following:

	December 31, 2017	December 31, 2016
Client relationships	$13,071,092	$13,071,092
Trademark	1,601,325	1,601,325
Management contracts - non-compete agreements	3,423,700	3,423,700
Group purchasing agreements	600,000	600,000
Software	5,032,812	5,032,812
Total intangible assets	23,728,929	23,728,929
Less : Accumulated amortization	(16,496,414)	(12,150,636)
Intangible assets - net	$7,232,515	$11,578,293

Amortization expense was approximately $4.3 million and $4.2 million for the years ended December 31, 2017 and 2016, respectively. The amortization period for intangible assets ranges from 3 to 5 years. As of December 31, 2017 the remaining weighted average amortization period is 2.4 years.

As of December 31, 2017, future amortization expense scheduled to be expensed is as follows:

Years Ending December 31
2018	$3,417,064
2019	2,536,656
2020	826,455
2021	452,340
$7,232,515

6.	Property and Equipment

Property and equipment as of December 31, 2017 and 2016 consisted of the following:

	December 31, 2017	December 31, 2016
Machinery and other equipment	$318,388	$316,432
Computers and accessories	592,943	571,303
Furniture and fixtures	497,806	490,700
Leasehold improvements	106,971	93,491
Total property and equipment	1,516,108	1,471,926
Less: Accumulated depreciation	(1,352,609)	(1,078,657)
Property and equipment – net	$163,499	$393,269

Depreciation expense was approximately $274,000 and $310,000 for the years ended December 31, 2017 and 2016, respectively.

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7.	Concentrations

Cash - Cash consists of demand deposits and lockbox accounts. The Company maintained cash balances with various financial institutions, which, at times, may exceed federally insured limits. The Federal Deposit Insurance Corporation provides coverage for various types of accounts up to $250,000 per depositor, per bank. Management periodically assesses the financial condition of these institutions for the purpose of assessing credit risk. The Company never experienced any such losses and believes it is not exposed to any significant credit risk on its cash balances.

Financial Risks — Concentrations of credit risk with respect to trade accounts receivable are managed by periodic credit evaluations of customers. The Company does not require collateral for outstanding trade accounts receivable. No one customer accounts for a significant portion of the Company’s trade accounts receivable portfolio. Write-offs were approximately $882,000 and $2.3 million for the years ended December 31, 2017 and 2016, respectively. During both the years ended December 31, 2017 and 2016, there was one customer with sales of approximately 5% of the total revenue.

GPO Revenue – As discussed in Note 1 regarding the Company’s GPO revenues, the Company receives administrative fee income as a percentage tiered by volumes of vaccine group purchasing activity on behalf of physicians/members of its IPS practices. The vaccines are purchased pursuant to supply agreements primarily with two Tier One pharmaceutical suppliers. The terms of the contracts are for 24 months with an option to renew an additional 24-month period. In the event these contracts are not renewed by these suppliers, the Company may not be able to secure similar arrangements on similar terms with other vaccine providers which may negatively impact the fee income generated by the group purchasing activity.

Geographical Risks — The Company uses the services of a related-party company based in India to conduct significant back-office operations for certain of the revenue cycle management entities. The owner of this company is the father of an executive of Orion. The Company has no revenue earned outside of the United States. The Company’s use of a significant vendor in India is subject to special considerations and significant risks not typically associated with companies in the United States. The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in India and by the general state of India’s economy. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, changes in India’s telecommunications industry, regulatory rules and policies, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation.

8.	ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Due to State Comptroller	$172,432	$150,332
Rebate owed to customer	234,644	-
Accrued settlements	341,000	227,000
Accrued legal costs	105,517	-
Accrued consulting fees	286,235	292,616
Accrued taxes	-	171,909
Accrued contract labor	-	227,057
Income taxes payable	46,625	24,750
Other payables	213,240	167,518
Total	$1,399,693	$1,261,182

9.	INCOME TAXES

The income tax provision (benefit) for the years ended December 31, 2017 and 2016 was approximately $34,000 and ($795,000), respectively. The provision for 2017 represented state minimum taxes. The 2016 income tax benefit included approximately $21,000 of state minimum tax liabilities. The deferred tax benefit for the year ended December 31, 2016 was approximately $816,000.

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The Company had recorded goodwill as a result of its acquisitions. Goodwill was not amortized for financial reporting purposes. However, goodwill is tax deductible and therefore amortized over 15 years for tax purposes. As such, deferred income tax expense and a deferred tax liability arise as a result of the tax-deductibility of this indefinitely lived asset. The resulting deferred tax liability, which was expected to continue to increase over the amortization period, had an indefinite life. This deferred tax liability remains on the Company’s Combined Balance Sheet indefinitely unless there is an impairment of goodwill (for financial reporting purposes) or a portion of the business is sold. Since the goodwill was impaired, no deferred tax liability needed to be recorded at December 31, 2016 and 2017.

The Company has incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Accordingly, a valuation allowance has been recorded against all Federal and state deferred tax assets as of December 31, 2017 and 2016. Although the Company generated net operating losses for tax purposes, these losses are not allowable to offset future taxable income due to the acquisition of the Company in July, 2018.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted. Effective January 1, 2018, among other changes, the Act reduces the U.S. federal corporate tax rate to 21 percent. As a result of the Tax Act, and pursuant to ASC 740 guidelines, impacts of legislative changes to deferred taxes are recorded in the period of enactment (fourth quarter of 2017). Consequently, the Company revalued all the ending deferred tax balances to the new statutory 21% federal U.S. tax rate which is effective January 1, 2018. The impact of the revaluation to the total gross deferred tax asset balance, before valuation allowance, was a reduction of approximately $1.1 million.

The Company has a full valuation allowance on its deferred tax assets which results in there being no deferred tax assets recorded on the Combined Balance Sheets as of December 31, 2017 and 2016.

10.	MEMBERS’ EQUITY AND INTER-COMPANY TRANSACTIONS

Members’ equity represents the net worth of the entities included in the Combined Carve-out Financial Statements.

There were outstanding intercompany balances representing balances due to/from other Constellation entities that were not included in the APA and the Combined Carve-out Financial Statements. As a result of the bankruptcy filing, there amounts will not be recoverable, nor will they need to be paid. Accordingly, the net intercompany balances representing transactions with entities not included in the APA and the Combined Carve-out Financial Statements of approximately $7.2 million and $8 million, were charged/credited to operations for the years ended December 31, 2017 and 2016, respectively.

11.	Payable to internal revenue service

Included in the cash balance and the payable to Internal Revenue Service (“IRS”) in the Combined Balance Sheets at December 31, 2017 is approximately $10.4 million that was received in December 2017 as tax withholding on behalf of the former public shareholders and paid to the IRS in January 2018. The Orion bankruptcy estate is seeking return of those funds from the IRS.

12.	note payable

The note payable at December 31, 2017 represents amounts due to a Company purchased by PPP at the time of its acquisition. This note was assumed by Orion as part of the purchase price consideration when it acquired PPP in February of 2015. The original face value of the note assumed was $600,000. The term of the note is 36 months with an annual interest rate of 4%. The contractual term of the note expired in December 2017; however, the remaining outstanding balance of $24,457 at December 31, 2017 will be contested in bankruptcy court.

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13.	Commitments and Contingencies

Legal Proceedings — The Company is a party to routine claims brought against it in the ordinary course of business, as well as claims related to its bankruptcy and limited liquidity. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, other than those that have been accrued in the Combined Carve-out Financial Statements. As a result of the bankruptcy and the purchase of substantially all of the assets of the Company, all legacy liabilities remain with Orion Healthcorp, Inc.

Guarantees —Constellation borrowed significant amounts of funds from Bank of America which were guaranteed by all of the subsidiaries, including the carve-out entities. The guarantees will be addressed by the Company’s plan of reorganization or other liquidation proceedings in the Court.

Leases — The Company leases certain office space, equipment, and other facilities under operating leases expiring through 2022. Certain of these leases contain renewal options. As a result of the bankruptcy, the commitments under the Company’s leases can be released.

Assuming the lease terms are not modified through the bankruptcy, future minimum lease payments under operating leases for office space and equipment which were non-cancellable as of December 31, 2017 are as follows:

Years Ending December 31	Total
2018	$1,533,334
2019	1,340,655
2020	1,253,309
2021	796,952
2022	438,650
Total	$5,362,900

Total rental expense, included in the Combined Statement of Operations and Changes in Members’ Equity was approximately $2.4 million for the years ended December 31, 2017 and 2016.

14.	Related PARTIES

The former CEO of Constellation is under investigation by the Securities and Exchange Commission for allegedly violating the antifraud provisions of federal securities laws. There were numerous transactions between Constellation, Orion and the former CEO which have not been included in the accompanying Combined Carve-out Financial Statements. One of the transactions was with First United Health, LLC (“FUH”). FUH, owned by the former CEO, entered into a consulting agreement with Constellation on June 10, 2013, whereby FUH agreed to provide consulting services to the Company and further agreed for no extra charge to make available the services of the CEO. The term of the agreement was for five years. After the third anniversary of the Agreement, the CEO could terminate the Agreement by providing 60 days’ written notice to Constellation. Transactions relating to this consulting agreement and other transactions with the former CEO have not been included in the Combined Carve-out Financial Statements since such transactions were determined to have no merit to the carve-out entities.

The Company has a management service agreement with a company in India owned by the father of an executive of Orion. Under the terms of the agreement, the Indian company performs the coding and billing services for certain revenue cycle management customers. The Company reimburses the cost of the services provided as well as an agreed-upon profit margin. Fees are advanced at the beginning of each month, based on an estimate of work to be performed, and a true-up to the actual expenses incurred is performed at month-end.

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The amount of fees paid to this Indian company for the years ended December 31, 2017 and 2016 were approximately $5 million and are included in direct operating costs in the Combined Statement of Operations and Changes in Members’ Equity.

The accrued liability to related parties represents amounts due to the company in India that performed the medical billing for certain of the revenue cycle management entities and amount due to the former owners of Allegiance for the year ended 2016 which represents a working capital adjustment. The amounts due to the company in India were approximately $193,000 and $89,000 at December 31, 2017 and 2016, respectively. The amount due to the former owners of Allegiance was approximately $782,000 at December 31, 2016.

15.	Employee Benefit PlanS

The Company participates in an employee retirement savings plan under Section 401(k) of the Internal Revenue Code for all eligible employees. Participants are permitted to defer compensation up to the dollar limitation as defined by the IRS for the taxable year. On a discretionary basis, the Company has the ability to match up to 50% of the first 6% of the non-highly compensated employees’ deferrals. The Company’s contributions vest beginning in the second year in equal installments over three years, and are 100% vested after four years. For the years ended December 31, 2017 and 2016, the Company did not contribute any matching contribution.

16.	Subsequent eventS

In accordance with ASC 855 “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to December 31, 2017, the balance sheet date, through September 7, 2018, the date the Combined Carve-out Financial Statements were available to be issued.

Prior to the acquisition of the Carve-out entities effective July 1, 2018, certain customers cancelled their contracts with the Company. The amount of revenue with these customers amounted to approximately $6.4 million for the year ended December 31, 2017.

On July 2, 2018, MTBC completed its purchase of substantially all of the assets of the carve-out entities. Such assets were purchased by MTBC Health, Inc., a wholly-owned subsidiary of MTBC, and MTBC Practice Management, Corp., a wholly-owned subsidiary of MTBC Health, Inc. The acquisition was approved through a sale order dated June 25, 2018 by the United States Bankruptcy Court for the Eastern District of New York as a Section 363 purchase under Chapter 11 of the U.S. Bankruptcy Code.

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